                                    EXHIBIT 99.1
LendingClub Reports Second Quarter 2025 Results
Grew Originations +32%, Revenue +33%, and Net Income +156% Compared to Prior Year
Revenue growth combined with expense discipline delivers 11% ROE and 12% ROTCE
Announced up to $3.4 billion loan funding partnership extension with Blue Owl

SAN FRANCISCO – July 29, 2025 – LendingClub Corporation (NYSE: LC) today announced financial results for the second quarter ended June 30, 2025.

“We had an exceptional quarter with year-over-year originations and revenue growth of 32% and 33%, respectively. Strong revenue growth combined with credit outperformance resulted in $38 million of net income, delivering double digit ROTCE in excess of our target and ahead of schedule,” said Scott Sanborn, LendingClub CEO. “We also announced a long-term loan sales partnership extension and launched another new product with our innovative LevelUp Checking account. I’m energized by the results across the business and look forward to building on the momentum over the second half of the year.”

Second Quarter 2025 Results

Highlights:
•Achieved $2.4 billion in origination volume, up 32% compared to the prior year.
•Continued to deliver credit outperformance versus competitor set, with +40% better performance.
•Extended funding partnership with Blue Owl for structured certificates, totaling up to $3.4 billion over two years.
•Closed first transaction with funds and accounts managed by BlackRock, leveraging our Fitch-rated Structured Certificates program.
•Launched LevelUp Checking, the first product in market to offer cash back for on-time loan payments.
Balance Sheet:
•Total assets of $10.8 billion increased 12% compared to $9.6 billion in the prior year, driven primarily by the success of the Structured Certificates program as well as loan growth.
•Deposits of $9.1 billion increased 13% compared to $8.1 billion in the prior year, driven by the continued success of our savings offerings.
◦86% of total deposits are FDIC-insured.
•Robust available liquidity of $3.8 billion.
•Strong capital position with a consolidated Tier 1 leverage ratio of 12.2% and a CET1 capital ratio of 17.5%.
•Book value per common share was $12.25, compared to $11.52 in the prior year.
•Tangible book value per common share was $11.53, compared to $10.75 in the prior year.
Financial Performance:
•Loan originations grew 32% to $2.4 billion, compared to $1.8 billion in the prior year, driven by the successful execution of product and marketing initiatives.
•Total net revenue increased 33% to $248.4 million, compared to $187.2 million in the prior year, driven by higher marketplace sales and loan pricing, credit outperformance, and higher net interest income on a larger balance sheet with lower deposit funding costs.
◦Net interest margin increased to 6.14%, compared to 5.75% in the prior year.
•Provision for credit losses of $39.7 million, compared to $35.6 million in the prior year, primarily driven by increased held-for-investment loan retention.
•Improved net charge-offs in the held-for-investment at amortized cost loan portfolio to $31.8 million, compared to $66.8 million in the prior year.
•Net income of $38.2 million, compared to $14.9 million in the prior year.
•Diluted EPS of $0.33 compared to $0.13 in the prior year.
•Return on Equity (ROE) of 11.1% with a Return on Tangible Common Equity (ROTCE) of 11.8%.
•Pre-Provision Net Revenue (PPNR) increased 70% to $93.7 million, compared to $55.0 million in the prior year.

	Three Months Ended
($ in millions, except per share amounts)	June 30, 2025	March 31, 2025	June 30, 2024
Total net revenue	$248.4	$217.7	$187.2
Non-interest expense	154.7	143.9	132.3
Pre-provision net revenue (1)	93.7	73.8	55.0
Provision for credit losses	39.7	58.1	35.6
Income before income tax expense	54.0	15.7	19.4
Income tax expense	(15.8)	(4.0)	(4.5)
Net income	$38.2	$11.7	$14.9

Diluted EPS	$0.33	$0.10	$0.13
(1)    See page 3 of this release for additional information on our use of non-GAAP financial measures.

For a calculation of Pre-Provision Net Revenue, Tangible Book Value Per Common Share, and Return on Tangible Common Equity, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

Financial Outlook

Third Quarter 2025
Loan originations	$2.5B to $2.6B
Pre-provision net revenue (PPNR)	$90M to $100M
Return on Tangible Common Equity (ROTCE)	10% to 11.5%

About LendingClub
LendingClub is reimagining what a bank can be by building our business around a simple belief: when our members win, we win. Leveraging innovative technology and engaging mobile-first experiences, our integrated suite of financial products helps people keep more of what they earn and earn more on what they save. Our 5+ million members love us for providing quick and easy access to affordable credit and rewarding their smart financial choices, like making on-time payments, saving regularly, and taking control of debt.
Getting credit right is a key driver of our success. Our AI-powered underwriting models are informed by over 150 billion cells of proprietary data, derived from tens of millions of repayment events across economic cycles. Our leading credit expertise combined with our resilient bank foundation, capital-light loan marketplace, decades of lending experience, and talented team have enabled us to deliver lasting value to members, loan investors, and stockholders alike. And we’re just getting started.
LendingClub Corporation (NYSE: LC) is the parent company and operator of LendingClub Bank, National Association, Member FDIC. For more information about LendingClub, visit https://www.lendingclub.com

Conference Call and Webcast Information
The LendingClub second quarter 2025 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, July 29, 2025. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To access the call, please dial +1 (404) 975-4839, or outside the U.S. +1 (833) 470-1428, with Access Code 667676, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available 1 hour after the end of the call until August 5, 2025, by calling +1 (929) 458-6194 or outside the U.S. +1 (866) 813-9403, with Access Code 516031. LendingClub has used, and intends to use, its investor relations website, X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Pre-Provision Net Revenue (PPNR), Tangible Book Value (TBV) Per Common Share, and Return on Tangible Common Equity (ROTCE). Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe PPNR is an important measure because it reflects the financial performance of our business operations. PPNR is a non-GAAP financial measure calculated by subtracting the provision for credit losses and income tax benefit/expense from net income.

We believe TBV Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing tangible common equity (common equity reduced by goodwill and customer relationship intangible assets), divided by the ending number of common shares issued and outstanding.

We believe ROTCE is an important measure because it reflects the company's ability to generate income from its core assets. ROTCE is a non-GAAP financial measure calculated by dividing annualized net income by the average tangible common equity for the applicable period.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on pages 13 and 14 of this release.

We do not provide a reconciliation of forward-looking Pre-Provision Net Revenue and Return on Tangible Common Equity to the most directly comparable GAAP reported financial measures on a forward-looking basis because we are unable to predict future provision expense and goodwill, respectively, with reasonable certainty without unreasonable effort.

Safe Harbor Statement
Some of the statements above, including statements regarding long-term loan funding and anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our loan performance, our ability to continue to attract and retain new and existing borrowers and marketplace investors (including retaining long-term investors through the duration of their expected partnership and achieving the anticipated level of loan or Structured Certificates program purchases); competition; overall economic conditions; the interest rate environment; the regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	Q/Q	Y/Y
Operating Highlights:
Non-interest income	$94,186	$67,754	$74,817	$61,640	$58,713	39%	60%
Net interest income	154,249	149,957	142,384	140,241	128,528	3%	20%
Total net revenue	248,435	217,711	217,201	201,881	187,241	14%	33%
Non-interest expense	154,718	143,867	142,855	136,332	132,258	8%	17%
Pre-provision net revenue(1)	93,717	73,844	74,346	65,549	54,983	27%	70%
Provision for credit losses	39,733	58,149	63,238	47,541	35,561	(32)%	12%
Income before income tax expense	53,984	15,695	11,108	18,008	19,422	244%	178%
Income tax expense	(15,806)	(4,024)	(1,388)	(3,551)	(4,519)	293%	250%
Net income	$38,178	$11,671	$9,720	$14,457	$14,903	227%	156%

Basic EPS	$0.33	$0.10	$0.09	$0.13	$0.13	230%	154%
Diluted EPS	$0.33	$0.10	$0.08	$0.13	$0.13	230%	154%

LendingClub Corporation Performance Metrics:
Net interest margin	6.14%	5.97%	5.42%	5.63%	5.75%
Efficiency ratio(2)	62.3%	66.1%	65.8%	67.5%	70.6%
Return on average equity (ROE)(3)	11.1%	3.5%	2.9%	4.4%	4.7%
Return on tangible common equity (ROTCE)(1)(4)	11.8%	3.7%	3.1%	4.7%	5.1%
Return on average total assets (ROA)(5)	1.5%	0.4%	0.4%	0.6%	0.6%
Marketing expense as a % of loan originations	1.40%	1.47%	1.27%	1.37%	1.47%

LendingClub Corporation Capital Metrics:
Common equity Tier 1 capital ratio	17.5%	17.8%	17.3%	15.9%	17.9%
Tier 1 leverage ratio	12.2%	11.7%	11.0%	11.3%	12.1%
Book value per common share	$12.25	$11.95	$11.83	$11.95	$11.52	3%	6%
Tangible book value per common share(1)	$11.53	$11.22	$11.09	$11.19	$10.75	3%	7%

Loan Originations (in millions)(6):
Total loan originations	$2,391	$1,989	$1,846	$1,913	$1,813	20%	32%
Marketplace loans	$1,702	$1,314	$1,241	$1,403	$1,477	30%	15%
Loan originations held for investment	$689	$675	$605	$510	$336	2%	105%
Loan originations held for investment as a % of total loan originations	29%	34%	33%	27%	19%

Servicing Portfolio AUM (in millions)(7):
Total servicing portfolio	$12,524	$12,241	$12,371	$12,674	$12,999	2%	(4)%
Loans serviced for others	$7,185	$7,130	$7,207	$7,028	$8,337	1%	(14)%
(1)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(2)    Calculated as the ratio of non-interest expense to total net revenue.
(3)    Calculated as annualized net income divided by average equity for the period presented.
(4)    Calculated as annualized net income divided by average tangible common equity for the period presented.
(5)    Calculated as annualized net income divided by average total assets for the period presented.
(6)    Includes unsecured personal loans and auto loans only.
(7)    Loans serviced on our platform, which includes unsecured personal loans, auto loans and education and patient finance loans serviced for others and retained by the Company.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of the three months ended					% Change
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$3,527,142	$3,426,571	$3,452,648	$3,311,418	$2,814,383	3%	25%
Loans held for sale at fair value	$1,008,168	$703,378	$636,352	$849,967	$791,059	43%	27%
Loans and leases held for investment at amortized cost	$4,386,321	$4,215,449	$4,125,818	$4,108,329	$4,228,391	4%	4%
Gross allowance for loan and lease losses (1)	$(293,707)	$(288,308)	$(285,686)	$(274,538)	$(285,368)	2%	3%
Recovery asset value (2)	$40,718	$44,115	$48,952	$53,974	$56,459	(8)%	(28)%
Allowance for loan and lease losses	$(252,989)	$(244,193)	$(236,734)	$(220,564)	$(228,909)	4%	11%
Loans and leases held for investment at amortized cost, net	$4,133,332	$3,971,256	$3,889,084	$3,887,765	$3,999,482	4%	3%
Loans held for investment at fair value	$631,736	$818,882	$1,027,798	$1,287,495	$339,222	(23)%	86%
Total loans and leases held for investment	$4,765,068	$4,790,138	$4,916,882	$5,175,260	$4,338,704	(1)%	10%
Whole loans held on balance sheet (3)	$5,773,236	$5,493,516	$5,553,234	$6,025,227	$5,129,763	5%	13%
Total assets	$10,775,333	$10,483,096	$10,630,509	$11,037,507	$9,586,050	3%	12%
Total deposits	$9,136,124	$8,905,902	$9,068,237	$9,459,608	$8,095,328	3%	13%
Total liabilities	$9,369,298	$9,118,579	$9,288,778	$9,694,612	$8,298,105	3%	13%
Total equity	$1,406,035	$1,364,517	$1,341,731	$1,342,895	$1,287,945	3%	9%
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.
(3)    Includes loans held for sale at fair value, loans and leases held for investment at amortized cost, net of allowance for loan and lease losses, and loans held for investment at fair value.

The asset quality metrics presented in the following table are for loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	As of and for the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Asset Quality Metrics (1):
Allowance for loan and lease losses to total loans and leases held for investment at amortized cost	5.8%	5.8%	5.7%	5.4%	5.4%
Allowance for loan and lease losses to commercial loans and leases held for investment at amortized cost	2.3%	2.7%	3.9%	3.1%	2.7%
Allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	6.4%	6.3%	6.1%	5.8%	5.9%
Gross allowance for loan and lease losses to consumer loans and leases held for investment at amortized cost	7.5%	7.5%	7.5%	7.3%	7.5%
Net charge-offs	$31,800	$48,923	$45,977	$55,805	$66,818
Net charge-off ratio (2)	3.0%	4.8%	4.5%	5.4%	6.2%
(1)    Calculated as ALLL or gross ALLL, where applicable, to the corresponding portfolio segment balance of loans and leases held for investment at amortized cost.
(2)    Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases held for investment during the period.

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following table presents loans and leases held for investment at amortized cost and loans held for investment at fair value:

	June 30, 2025	December 31, 2024
Unsecured personal	$3,314,978	$3,106,472
Residential mortgages	166,568	172,711
Secured consumer	242,517	230,232
Total consumer loans held for investment	3,724,063	3,509,415
Equipment finance (1)	49,891	64,232
Commercial real estate	449,604	373,785
Commercial and industrial	162,763	178,386
Total commercial loans and leases held for investment	662,258	616,403
Total loans and leases held for investment at amortized cost	4,386,321	4,125,818
Allowance for loan and lease losses	(252,989)	(236,734)
Loans and leases held for investment at amortized cost, net	$4,133,332	$3,889,084
Loans held for investment at fair value	631,736	1,027,798
Total loans and leases held for investment	$4,765,068	$4,916,882
(1)    Comprised of sales-type leases for equipment.

LENDINGCLUB CORPORATION
ALLOWANCE FOR LOAN AND LEASE LOSSES
(In thousands)
(Unaudited)
The following table presents the components of the allowance for loan and lease losses on loans and leases held for investment at amortized cost:

	June 30, 2025	December 31, 2024
Gross allowance for loan and lease losses (1)	$293,707	$285,686
Recovery asset value (2)	(40,718)	(48,952)
Allowance for loan and lease losses	$252,989	$236,734
(1)    Represents the allowance for future estimated net charge-offs on existing portfolio balances.
(2)    Represents the negative allowance for expected recoveries of amounts previously charged-off.

The following tables present the allowance for loan and lease losses on loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

	Three Months Ended
	June 30, 2025			March 31, 2025
	Consumer	Commercial	Total	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$227,608	$16,585	$244,193	$212,598	$24,136	$236,734
Credit loss expense (benefit) for loans and leases held for investment	41,133	(537)	40,596	55,948	434	56,382
Charge-offs	(48,956)	(898)	(49,854)	(58,344)	(8,232)	(66,576)
Recoveries	17,648	406	18,054	17,406	247	17,653
Allowance for loan and lease losses, end of period	$237,433	$15,556	$252,989	$227,608	$16,585	$244,193

	Three Months Ended
	June 30, 2024
	Consumer	Commercial	Total
Allowance for loan and lease losses, beginning of period	$246,280	$12,870	$259,150
Credit loss expense for loans and leases held for investment	30,760	5,817	36,577
Charge-offs	(77,494)	(594)	(78,088)
Recoveries	11,183	87	11,270
Allowance for loan and lease losses, end of period	$210,729	$18,180	$228,909

LENDINGCLUB CORPORATION
PAST DUE LOANS AND LEASES HELD FOR INVESTMENT
(In thousands)
(Unaudited)
The following tables present past due loans and leases held for investment at amortized cost and do not reflect loans held for investment at fair value:

June 30, 2025	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$18,657	$17,189	$15,518	$51,364	$—
Residential mortgages	—	—	72	72	—
Secured consumer	2,187	851	328	3,366	—
Total consumer loans held for investment	$20,844	$18,040	$15,918	$54,802	$—

Equipment finance	$—	$—	$4,042	$4,042	$—
Commercial real estate	—	528	10,222	10,750	8,456
Commercial and industrial	1,057	672	18,215	19,944	16,825
Total commercial loans and leases held for investment	$1,057	$1,200	$32,479	$34,736	$25,281
Total loans and leases held for investment at amortized cost	$21,901	$19,240	$48,397	$89,538	$25,281

December 31, 2024	30-59 Days	60-89 Days	90 or More Days	Total Days Past Due	Guaranteed Amount (1)
Unsecured personal	$23,530	$19,293	$21,387	$64,210	$—
Residential mortgages	151	88	—	239	—
Secured consumer	2,342	600	337	3,279	—
Total consumer loans held for investment	$26,023	$19,981	$21,724	$67,728	$—

Equipment finance	$67	$—	$4,551	$4,618	$—
Commercial real estate	8,320	483	9,731	18,534	8,456
Commercial and industrial	6,257	1,182	15,971	23,410	18,512
Total commercial loans and leases held for investment	$14,644	$1,665	$30,253	$46,562	$26,968
Total loans and leases held for investment at amortized cost	$40,667	$21,646	$51,977	$114,290	$26,968
(1)    Represents loan balances guaranteed by the Small Business Association.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	June 30, 2025	March 31, 2025	June 30, 2024	Q2 2025 vs Q1 2025	Q2 2025 vs Q2 2024
Non-interest income:
Origination fees	$87,578	$69,944	$77,131	25%	14%
Servicing fees	16,395	12,748	19,869	29%	(17)%
Gain on sales of loans	13,540	12,202	10,748	11%	26%
Net fair value adjustments	(27,869)	(29,251)	(51,395)	5%	46%
Marketplace revenue	89,644	65,643	56,353	37%	59%
Other non-interest income	4,542	2,111	2,360	115%	92%
Total non-interest income	94,186	67,754	58,713	39%	60%

Total interest income	237,097	232,059	219,634	2%	8%
Total interest expense	82,848	82,102	91,106	1%	(9)%
Net interest income	154,249	149,957	128,528	3%	20%

Total net revenue	248,435	217,711	187,241	14%	33%

Provision for credit losses	39,733	58,149	35,561	(32)%	12%

Non-interest expense:
Compensation and benefits	61,989	58,389	56,540	6%	10%
Marketing	33,580	29,239	26,665	15%	26%
Equipment and software	14,495	14,644	12,360	(1)%	17%
Depreciation and amortization	15,460	13,909	13,072	11%	18%
Professional services	10,300	9,764	7,804	5%	32%
Occupancy	4,787	4,345	3,941	10%	21%
Other non-interest expense	14,107	13,577	11,876	4%	19%
Total non-interest expense	154,718	143,867	132,258	8%	17%

Income before income tax expense	53,984	15,695	19,422	244%	178%
Income tax expense	(15,806)	(4,024)	(4,519)	293%	250%
Net income	$38,178	$11,671	$14,903	227%	156%

Net income per share:
Basic EPS	$0.33	$0.10	$0.13	230%	154%
Diluted EPS	$0.33	$0.10	$0.13	230%	154%
Weighted-average common shares – Basic	114,409,231	113,693,399	111,395,025	1%	3%
Weighted-average common shares – Diluted	115,692,969	116,176,898	111,466,497	—%	4%

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended June 30, 2025			Three Months Ended March 31, 2025			Three Months Ended June 30, 2024
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$679,603	$7,113	4.19%	$893,058	$9,606	4.30%	$976,330	$13,168	5.40%
Securities available for sale at fair value	3,411,020	55,339	6.49%	3,397,720	56,280	6.63%	2,406,767	42,879	7.13%
Loans held for sale at fair value	1,061,845	32,489	12.24%	723,972	21,814	12.05%	838,143	26,721	12.75%
Loans and leases held for investment:
Unsecured personal loans	3,177,439	107,829	13.57%	3,097,136	104,722	13.53%	3,243,161	108,425	13.37%
Commercial and other consumer loans	999,148	14,566	5.83%	1,012,060	14,227	5.62%	1,097,846	16,394	5.97%
Loans and leases held for investment at amortized cost	4,176,587	122,395	11.72%	4,109,196	118,949	11.58%	4,341,007	124,819	11.50%
Loans held for investment at fair value	722,685	19,761	10.94%	921,008	25,410	11.04%	383,872	12,047	12.55%
Total loans and leases held for investment	4,899,272	142,156	11.61%	5,030,204	144,359	11.48%	4,724,879	136,866	11.59%
Total interest-earning assets	10,051,740	237,097	9.44%	10,044,954	232,059	9.24%	8,946,119	219,634	9.82%
Cash and due from banks and restricted cash	38,746			30,084			55,906
Allowance for loan and lease losses	(247,133)			(239,608)			(245,478)
Other non-interest earning assets	633,711			593,740			632,253
Total assets	$10,477,064			$10,429,170			$9,388,800
Interest-bearing liabilities
Interest-bearing deposits:
Checking and money market accounts	$558,506	$2,275	1.63%	$565,981	$2,317	1.66%	$1,097,696	$10,084	3.69%
Savings accounts and certificates of deposit	8,018,517	80,570	4.03%	7,954,562	79,783	4.07%	6,449,061	80,109	5.00%
Interest-bearing deposits	8,577,023	82,845	3.87%	8,520,543	82,100	3.91%	7,546,757	90,193	4.81%
Other interest-bearing liabilities	220	3	4.54%	222	2	4.47%	56,628	913	6.45%
Total interest-bearing liabilities	8,577,243	82,848	3.87%	8,520,765	82,102	3.91%	7,603,385	91,106	4.82%
Noninterest-bearing deposits	282,113			321,777			303,199
Other liabilities	236,509			237,155			215,608
Total liabilities	$9,095,865			$9,079,697			$8,122,192
Total equity	$1,381,199			$1,349,473			$1,266,608
Total liabilities and equity	$10,477,064			$10,429,170			$9,388,800

Interest rate spread			5.57%			5.33%			5.00%

Net interest income and net interest margin		$154,249	6.14%		$149,957	5.97%		$128,528	5.75%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash and due from banks	$18,426	$15,524
Interest-bearing deposits in banks	734,136	938,534
Total cash and cash equivalents	752,562	954,058
Restricted cash	21,759	23,338
Securities available for sale at fair value ($3,565,829 and $3,492,264 at amortized cost, respectively)	3,527,142	3,452,648
Loans held for sale at fair value	1,008,168	636,352
Loans and leases held for investment	4,386,321	4,125,818
Allowance for loan and lease losses	(252,989)	(236,734)
Loans and leases held for investment, net	4,133,332	3,889,084
Loans held for investment at fair value	631,736	1,027,798
Property, equipment and software, net	246,284	167,532
Goodwill	75,717	75,717
Other assets	378,633	403,982
Total assets	$10,775,333	$10,630,509
Liabilities and Equity
Deposits:
Interest-bearing	$8,785,727	$8,676,119
Noninterest-bearing	350,397	392,118
Total deposits	9,136,124	9,068,237
Other liabilities	233,174	220,541
Total liabilities	9,369,298	9,288,778
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 114,740,147 and 113,383,917 shares issued and outstanding, respectively	1,147	1,134
Additional paid-in capital	1,718,520	1,702,316
Accumulated deficit	(287,627)	(337,476)
Accumulated other comprehensive loss	(26,005)	(24,243)
Total equity	1,406,035	1,341,731
Total liabilities and equity	$10,775,333	$10,630,509

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Pre-Provision Net Revenue

	For the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
GAAP Net income	$38,178	$11,671	$9,720	$14,457	$14,903
Less: Provision for credit losses	(39,733)	(58,149)	(63,238)	(47,541)	(35,561)
Less: Income tax expense	(15,806)	(4,024)	(1,388)	(3,551)	(4,519)
Pre-provision net revenue	$93,717	$73,844	$74,346	$65,549	$54,983

	For the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Non-interest income	$94,186	$67,754	$74,817	$61,640	$58,713
Net interest income	154,249	149,957	142,384	140,241	128,528
Total net revenue	248,435	217,711	217,201	201,881	187,241
Non-interest expense	(154,718)	(143,867)	(142,855)	(136,332)	(132,258)
Pre-provision net revenue	$93,717	73,844	74,346	65,549	54,983
Provision for credit losses	(39,733)	(58,149)	(63,238)	(47,541)	(35,561)
Income before income tax expense	53,984	15,695	11,108	18,008	19,422
Income tax expense	(15,806)	(4,024)	(1,388)	(3,551)	(4,519)
GAAP Net income	$38,178	$11,671	$9,720	$14,457	$14,903
Tangible Book Value Per Common Share

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
GAAP common equity	$1,406,035	$1,364,517	$1,341,731	$1,342,895	$1,287,945
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Customer relationship intangible assets	(7,068)	(7,778)	(8,586)	(9,439)	(10,293)
Tangible common equity	$1,323,250	$1,281,022	$1,257,428	$1,257,739	$1,201,935

Book value per common share
GAAP common equity	$1,406,035	$1,364,517	$1,341,731	$1,342,895	$1,287,945
Common shares issued and outstanding	114,740,147	114,199,832	113,383,917	112,401,990	111,812,215
Book value per common share	$12.25	$11.95	$11.83	$11.95	$11.52

Tangible book value per common share
Tangible common equity	$1,323,250	$1,281,022	$1,257,428	$1,257,739	$1,201,935
Common shares issued and outstanding	114,740,147	114,199,832	113,383,917	112,401,990	111,812,215
Tangible book value per common share	$11.53	$11.22	$11.09	$11.19	$10.75

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Continued)
(In thousands, except ratios)
(Unaudited)
Return On Tangible Common Equity

	For the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Average GAAP common equity	$1,381,199	$1,349,473	$1,335,730	$1,307,521	$1,266,608
Less: Average goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Average customer relationship intangible assets	(7,423)	(8,182)	(9,013)	(9,866)	(10,729)
Average tangible common equity	$1,298,059	$1,265,574	$1,251,000	$1,221,938	$1,180,162

Return on average equity
Annualized GAAP net income	$152,712	$46,684	$38,880	$57,828	$59,612
Average GAAP common equity	$1,381,199	$1,349,473	$1,335,730	$1,307,521	$1,266,608
Return on average equity	11.1%	3.5%	2.9%	4.4%	4.7%

Return on tangible common equity
Annualized GAAP net income	$152,712	$46,684	$38,880	$57,828	$59,612
Average tangible common equity	$1,298,059	$1,265,574	$1,251,000	$1,221,938	$1,180,162
Return on tangible common equity	11.8%	3.7%	3.1%	4.7%	5.1%